XTNT Announces Registered Direct Offering

BELGRADE, Mont., Jan. 13, 2017 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT:XTNT),a leader in the development, manufacturing and marketing of orthopedic products for domestic and international markets, today has announced that it has entered into an agreement with certain holders of its convertible promissory notes (“Indenture Notes”) to purchase shares of Xtant's common stock in a registered direct offering conducted without an underwriter or placement agent (the "Offering").

All of the proceeds of the Offering will be applied to set off interest owed by Xtant under certain of the Indenture Notes to the purchasers of the common stock. The Company is required to make interest payments on January 15, 2017, to the holders of the Indenture Notes, aggregating $2,040,000, of which $480,000 will be satisfied by the Offering. All expenses of the Offering will be paid by the Company from cash on hand. The Offering is expected to close on or about January 17, 2017.

The shares of common stock are being offered by Xtant pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the "SEC"), which the SEC declared effective on April 8, 2014. A prospectus supplement related to the Offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Alternatively, Xtant will arrange to send the prospectus supplement and the accompanying prospectus upon request to Xtant Investor Relations by calling (877) 889-1972 or writing to investorrelations@cg.capital.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any sale of common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Contact

CG CAPITAL

Rich Cockrell

877.889.1972

investorrelations@cg.capital

Company Contact

Molly Mason

mmason@xtantmedical.com

Xtant Medical Holdings, Inc.